SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

WILSON GREATBATCH TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 28, 2004

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Wilson Greatbatch Technologies, Inc. which will be held on Tuesday, May 25, 2004, at 10:00 a.m. at Samuel’s Grande Manor, 8750 Main Street, Williamsville, New York 14221. A map containing directions to Samuel’s Grande Manor is included on the enclosed proxy card for your convenience.

      Details of the business to be conducted at the Annual Meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the company’s 2003 Annual Report. We encourage you to read the Annual Report. It includes information on the company’s operations, markets and products, as well as the company’s audited financial statements.

      Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. To make it easier for you to vote, we are offering Internet and telephone voting. The instructions included on your proxy card describe how to vote using these services. Of course, if you prefer, you can vote by mail by completing and signing your proxy card, and returning it in the enclosed postage-paid envelope provided.

      We look forward to seeing you at the Annual Meeting.

Sincerely,

EDWARD F. VOBORIL
Chairman of the Board, President
and Chief Executive Officer

WILSON GREATBATCH TECHNOLOGIES, INC.

9645 WEHRLE DRIVE
CLARENCE, NEW YORK 14031

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2004

To the Stockholders of Wilson Greatbatch Technologies, Inc.:

      The Annual Meeting of the Stockholders of Wilson Greatbatch Technologies, Inc. will be held at Samuel’s Grande Manor, 8750 Main Street, Williamsville, New York 14221, on Tuesday, May 25, 2004, at 10:00 a.m. for the following purposes:

1.	To elect eight directors.

2.	To consider and act upon other matters that may properly come before the annual meeting.

      The Board of Directors has fixed the close of business on April 15, 2004, as the record date for determining the stockholders having the right to notice of and to vote at the annual meeting.

By Order of the Board of Directors,

Larry T. DeAngelo
Senior Vice President, Administration
and Secretary

Clarence, New York

April 28, 2004

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE OR INTERNET AS DESCRIBED ON YOUR PROXY CARD OR BY COMPLETING AND SIGNING YOUR PROXY CARD AND PROMPTLY RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

WILSON GREATBATCH TECHNOLOGIES, INC.

9645 WEHRLE DRIVE
CLARENCE, NEW YORK 14031

PROXY STATEMENT

      This proxy statement and the accompanying form of proxy are being mailed on or about April 28, 2004 in connection with the solicitation by the Board of Directors of Wilson Greatbatch Technologies, Inc. of proxies to be voted at the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 25, 2004, at Samuel’s Grande Manor, 8750 Main Street, Williamsville, New York 14221, and any adjournments thereof.

      The company will bear the expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby. Proxies are being solicited principally by mail, by telephone and through the Internet.

      You may change your vote and revoke your proxy at any time prior to exercise by filing an instrument with the Secretary of the company revoking it, by submitting a duly executed proxy bearing a later date or by request in person at the Annual Meeting. If your proxy is not revoked, the shares represented by your proxy will be voted according to your directions. If your proxy card is signed and returned without specifying voting directions, the shares represented by that proxy will be voted according to the recommendation of the Board of Directors on each proposal.

      On April 15, 2004, the record date fixed by the Board of Directors for the Annual Meeting, the company had outstanding 21,394,505 shares of common stock. Each outstanding share of common stock is entitled to one vote on all matters to be voted on by the stockholders at the Annual Meeting.

      The presence, in person or by proxy, of a majority of the shares outstanding on the record date will constitute a quorum at the Annual Meeting. Abstentions, directions to withhold authority and broker non-votes (which occur when brokers or nominees notify the company they have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum.

      Directors are elected by a plurality and the eight nominees who receive the most votes will be elected. Abstentions, directions to withhold authority and broker non-votes will have no effect on the election of directors.

      An individual who has a beneficial interest in shares allocated to an account under the Wilson Greatbatch Technologies, Inc. Equity Plus Plan — Stock Bonus Plan is being sent a proxy statement and a proxy card to vote the common stock allocated to that account. An individual with a beneficial interest in this plan may give directions to the trustee of the plan as to how the allocated shares should be voted by returning the proxy card or using the telephone or Internet voting methods.

SECURITY OWNERSHIP

      The following table sets forth information, as of April 15, 2004, regarding the beneficial ownership of the outstanding shares of the company’s common stock by (i) each person known to the company to be the beneficial owner of more than 5% of the company’s outstanding common stock, (ii) each director of the company, (iii) each executive officer named in the “Summary Compensation Table” in this proxy statement and (iv) all directors and such named executive officers as a group.

	Number of Shares	Percent
Name and Address of	Beneficially	of
Beneficial Owner(1)	Owned	Class

Capital Group International, Inc. and Capital Guardian Trust Company (2)	2,119,450	9.9
11100 Santa Monica Blvd Los Angeles, CA 90025
FMR Corp., Fidelity Management & Research Company, Edward C. Johnson 3d and Abigail P. Johnson (3)	1,905,666	8.9
82 Devonshire Street Boston, MA 02109
Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc., Waddell & Reed Investment Management Company and Waddell & Reed Ivy Investment Company (4)	1,349,640	6.3
6300 Lamar Avenue Overland Park, KS 66202
T. Rowe Price Associates, Inc. (5)	1,214,300	5.7
100 E. Pratt Street Baltimore, MD 21202
Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. (6)	1,117,731	5.2
One Franklin Parkway San Mateo, CA 94403
Pioneer Global Asset Management S.p.A. (7)	1,116,986	5.2
Galleria San Carlo 6 20122 Milan, Italy
Edward F. Voboril (8)	387,089	1.8
Pamela G. Bailey (9)	4,966	*
Joseph A. Miller, Jr. (10)	1,667	*
Robert E. Rich, Jr. (11)	24,278	*
Bill R. Sanford (12)	34,166	*
Peter H. Soderberg (13)	4,166	*
Thomas S. Summer (14)	1,667	*
William B. Summers, Jr. (15)	4,744	*
John P. Wareham	0	*
Henry Wendt (16)	290,946	1.4
Lawrence P. Reinhold (17)	40,434	*
Jose E. Almeida (18)	26,568	*
Larry T. DeAngelo (19)	129,146	*
Curtis F. Holmes, Ph.D (20)	125,458	*
Thomas J. Mazza (21)	1,174	*
All directors and Named Executive Officers as a group (15 persons)	1,076,469	5.0

*	Less than one percent

(1)	Unless otherwise indicated, the address for all persons listed above is c/o Wilson Greatbatch Technologies, Inc., 9645 Wehrle Drive, Clarence, New York 14031.

(2)	Capital Group International, Inc., or Capital Group, and Capital Guardian Trust Company, or Capital Trust, filed a Schedule 13G dated February 10, 2004. The beneficial ownership information presented and the remainder of the information contained in this footnote is based solely on the Schedule 13G. Capital Group is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in the Schedule 13G. The investment management companies include Capital Trust, a “bank” as defined in Section 3(a)6 of the Securities Exchange Act of 1934, or the Exchange Act, and several investment advisers registered under Section 203 of the Investment Advisers Act of 1940, or the Advisers Act, which provide investment advisory and management services for their respective clients including registered investment companies and institutional accounts. Capital Group does not have investment power or voting power over any of the securities reported in the Schedule 13G but may be deemed to beneficially own 2,119,450 shares of the company’s common stock by virtue of Rule 13d-3 under the Exchange Act. Capital Trust is deemed to be the beneficial owner of 2,075,440 shares of the company’s common stock as a result of its serving as the investment manager of various institutional accounts.

(3)	FMR Corp., or FMR, Fidelity Management & Research Company, or Fidelity, Edward C. Johnson 3d, or E. Johnson, and Abigail P. Johnson filed a Schedule 13G dated February 16, 2004. The beneficial ownership information presented and the remainder of the information contained in this footnote is based solely on the Schedule 13G. Fidelity, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Advisers Act, is the beneficial owner of 1,751,866 shares of the company’s common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, or the ICA. E. Johnson, FMR, through its control of Fidelity, and the Fidelity funds each has sole power to dispose of these 1,751,866 shares. Neither FMR nor E. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds. Fidelity Management Trust Company, or Fidelity Trust, a wholly-owned subsidiary of FMR and a “bank” as defined in Section 3(a) (6) of the Exchange Act, is the beneficial owner of 147,300 shares of the company’s common stock as a result of its serving as investment manager of the institutional accounts. E. Johnson and FMR, through its control of Fidelity Trust, each has sole dispositive power and sole power to vote or to direct the voting of 147,300 shares of the company’s common stock owned by the institutional accounts. Through their ownership of voting common stock and the execution of a shareholders’ voting agreement, members of the Johnson family may be deemed, under the ICA, to form a controlling group with respect to FMR. Fidelity International Limited, or FIL, provides investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 6,500 shares of the company’s common stock. FMR and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the Exchange Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR filed the Schedule 13G on a voluntary basis as if all of the shares are beneficially owned by FMR and FIL on a joint basis.

(4)	Waddel & Reed Financial, Inc., or WDR, Waddell & Reed Financial Services, Inc., or WRFSI, Waddell & Reed, Inc., or WRI, Waddell & Reed Investment Management Company, or WRIMCO, and Waddell & Reed Ivy Investment Company, or WRIICO, filed a Schedule 13G dated January 20, 2004. The beneficial ownership information presented and the remainder of the information contained in this footnote is based solely on the Schedule 13G. The securities reported on the Schedule 13G are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by WRIICO, an investment advisory subsidiary of WDR, or WRIMCO, an investment advisory subsidiary of WRI. WRI is a broker-dealer and underwriting subsidiary of WRFSI, a parent holding company. In turn, WRFSI is a subsidiary of WDR. The investment advisory contracts grant WRIICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant WRIICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Therefore, WRIICO and/or WRIMCO may be deemed the beneficial owner of the securities covered by the Schedule 13G under Rule 13d-3 of the Exchange Act.

WRIICO, WRIMCO, WRI, WRFSI and WDR are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act. Indirect “beneficial ownership” is attributed to the respective parent companies solely because of the parent companies’ control relationship to WRIMCO.

(5)	T. Rowe Price Associates, Inc. filed a Schedule 13G dated February 13, 2004 as an investment advisor registered under Section 203 of the Advisers Act. The beneficial ownership information presented is based solely on the Schedule 13G.

(6)	Franklin Resources, Inc., or FRI, Charles B. Johnson and Rupert H. Johnson, Jr. filed a Schedule 13G dated February 12, 2004. The beneficial ownership information presented and the remainder of the information contained in this footnote is based solely on the Schedule 13G. The shares reported are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries. The adviser subsidiaries are granted all investment and/or voting power over the shares owned by such advisory clients. Therefore, the adviser subsidiaries may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of these shares. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of FRI and each own in excess of 10% of its outstanding common stock. FRI and these principal shareholders may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, these principal shareholders and each of the adviser subsidiaries disclaim any economic interest or beneficial ownership in any of the shares covered by the Schedule 13G. FRI, these principal shareholders and each of the adviser subsidiaries are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the beneficial ownership of shares held by any of them or by any persons or entities advised by FRI subsidiaries.

(7)	Pioneer Global Asset Management S.p.A. filed a Schedule 13G dated February 10, 2004. The beneficial ownership information presented is based solely on the Schedule 13G.

(8)	Includes (i) 222,998 shares Mr. Voboril has the right to acquire pursuant to options exercisable currently or within 60 days after April 15, 2004, (ii) 26,450 shares awarded to Mr. Voboril under the company’s 2002 restricted stock plan, 6,450 of which have vested, and (iii) 3,688 shares allocated to Mr. Voboril’s account under the Wilson Greatbatch Technologies, Inc. Equity Plus Plan — Stock Bonus Plan, or the Stock Bonus Plan.

(9)	Includes 4,166 shares Mrs. Bailey has the right to acquire pursuant to options exercisable currently or within 60 days after April 15, 2004.

(10)	Represents shares Dr. Miller has the right to acquire pursuant to options exercisable currently or within 60 days after April 15, 2004.

(11)	Includes 4,166 shares Mr. Rich has the right to acquire pursuant to options exercisable currently or within 60 days after April 15, 2004.

(12)	Includes 4,166 shares Mr. Sanford has the right to acquire pursuant to options exercisable currently or within 60 days after April 15, 2004.

(13)	Represents shares Mr. Soderberg has the right to acquire pursuant to options exercisable currently or within 60 days after April 15, 2004.

(14)	Represents shares Mr. Summer has the right to acquire pursuant to options exercisable currently or within 60 days after April 15, 2004.

(15)	Includes 4,166 shares Mr. Summers has the right to acquire pursuant to options exercisable currently or within 60 days after April 15, 2004.

(16)	Includes 286,202 shares received by Mr. Wendt as a pro-rata distribution by a trust of which Mr. Wendt is a trustee and he and his spouse and children are the beneficiaries. Also includes 4,166 shares Mr. Wendt has the right to acquire pursuant to options exercisable currently or within 60 days after April 15, 2004.

(17)	Includes (i) 29,296 shares Mr. Reinhold has the right to acquire pursuant to options exercisable currently or within 60 days after April 15, 2004, (ii) 2,000 shares awarded to Mr. Reinhold under the company’s 2002 restricted stock plan, none of which have vested, and (iii) 754 shares allocated to Mr. Reinhold’s account under the Stock Bonus Plan.

(18)	Includes (i) 24,300 shares Mr. Almeida has the right to acquire pursuant to options exercisable currently or within 60 days after April 15, 2004, (ii) 2,000 shares awarded to Mr. Almeida under the company’s 2002 restricted stock plan, none of which have vested, and (iii) 268 shares allocated to Mr. Almeida’s account under the Stock Bonus Plan.

(19)	Includes (i) 49,928 shares Mr. DeAngelo has the right to acquire pursuant to options exercisable currently or within 60 days after April 15, 2004, (ii) 4,878 shares awarded to Mr. DeAngelo under the company’s 2002 restricted stock plan, 1,128 of which have vested, and (iii) 3,339 shares allocated to Mr. DeAngelo’s account under the Stock Bonus Plan.

(20)	Includes (i) 81,631 shares Dr. Holmes has the right to acquire pursuant to options exercisable currently or within 60 days after April 15, 2004, (ii) 4,908 shares awarded to Dr. Holmes under the company’s 2002 restricted stock plan, 1,158 of which have vested, and (iii) 3,616 shares allocated to Dr. Holmes’ account under the Stock Bonus Plan.

(21)	Includes (i) 1,138 shares Mr. Mazza has the right to acquire pursuant to options exercisable currently or within 60 days after April 15, 2004 and (ii) 36 shares allocated to Mr. Mazza’s account under the Stock Bonus Plan.

PROPOSAL 1

ELECTION OF DIRECTORS

      The company’s directors are elected annually to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. When your proxy is submitted, the shares it represents will be voted in accordance with the direction indicated, or, if no direction is indicated, the shares will be voted in favor of the election of the nominees identified below. The company expects each nominee to be able to serve, if elected, but if any nominee notifies the company before the Annual Meeting that he or she is unable to do so, then the proxies will be voted for such other person as the board shall designate. Messrs. Rich and Wendt, directors of the company since 1997, have advised the company that they do not wish to stand for re-election to the Board of Directors and their term as directors will end on the date of the Annual Meeting.

      Information regarding the nominees standing for election as directors is set forth below:

			Director
Name	Age	Position and Office with the Company	Since

Edward F. Voboril	61	Chairman of the Board, President and Chief Executive Officer	1997
Pamela G. Bailey	55	Director	2002
Joseph A. Miller	62	Director	2003
Bill R. Sanford	60	Director	2000
Peter H. Soderberg	57	Director	2002
Thomas S. Summer	50	Director	2003
William B. Summers, Jr.	53	Director	2001
John P. Wareham	62	Director	2004

      Edward F. Voboril has served as President and Chief Executive Officer of the company and its predecessor since December 1990. Mr. Voboril became Chairman of the Board of Directors in July 1997. Prior to joining the company’s predecessor in 1990, Mr. Voboril was Vice President and General Manager of the Biomedical Division of PPG Industries. He was previously Vice President and General Manager of the Medical Electronics Division of Honeywell, which was acquired by PPG in 1986. Mr. Voboril currently serves on the board of Analogic Corporation, an electronics company. Mr. Voboril served as President of the Health Care Industries Association of Western New York from July 1995 to July 1998 and currently serves as a member of the board of the Advanced Medical Technology Association, or AdvaMed. He also serves on the board of the Buffalo Niagara Partnership

      Pamela G. Bailey has served as a director since July 2002. Mrs. Bailey currently serves as President and CEO of AdvaMed, a Washington, DC based world-wide medical technology trade association. Prior to joining AdvaMed, Mrs. Bailey served as President of Healthcare Leadership Council from 1988 to 1999. Mrs. Bailey serves on the board of Albertson’s, Inc., one of the world’s largest food and drug retailers, and on the audit committee and the compensation committee of that board.

      Joseph A. Miller, Jr. has served as a director since December 2003. Dr. Miller has been Executive Vice President for Corning, Inc., since 2001. Before joining Corning, he served as Senior Vice President of E.I. DuPont de Nemours from 1999 to 2001. Dr. Miller also serves on the board of Avanex Corporation and on the audit and compensation committees of that board and the board of Dow Corning Corporation and the corporate responsibility committee of that board.

      Bill R. Sanford has served as a director since October 2000. Mr. Sanford is the Founder and Chairman of Symark LLC, a technology commercialization and business development company. He is Executive Founder, and from April 1987 to August 2000, was Chairman of the Board and Chief Executive Officer of STERIS Corporation, a global provider of infection prevention and therapy support systems, products, services and technologies. Mr. Sanford serves on the board of KeyCorp and on the executive and audit committees of that board. He is also a director of several early stage private technology companies.

      Peter H. Soderberg has served as a director since March 2002. Mr. Soderberg has been President and Chief Executive Officer of Welch Allyn, Inc. since January 2000. Before that, he was Chief Operating Officer of Welch Allyn’s medical products business. Prior to joining Welch Allyn in 1993, Mr. Soderberg was employed by Johnson & Johnson. During his last five years with Johnson & Johnson, he served as President of its health management unit. Mr. Soderberg serves on the board of AdvaMed and on the foundation board of the Health Industries Distributors Association. He also serves on the board of Hillenbrand Industries, Inc. and on the compensation/organization development and the nominating/governance committees of that board. He also serves as Vice Chairman of the Metropolitan Development Agency of Syracuse and Central New York and Vice Chairman of Syracuse Symphony Orchestra.

      Thomas S. Summer has served as a director since November 2003. Mr. Summer has been Executive Vice President and Chief Financial Officer of Constellation Brands, Inc. since April 1997. Prior to joining Constellation, he served as Corporate Vice President and Treasurer of Cardinal Health, Inc. His experience also includes various positions at PepsiCo., Inc. and Inland Steel Industries. He serves on the board of Ocean Spray Cranberries, Inc. and on the audit and compensation committees of that board, and on the board of the Rochester Philharmonic Orchestra and AIDS Rochester, Inc.

      William B. Summers, Jr. has served as a director since July 2001. Mr. Summers has served as Chairman of McDonald Investments, Inc., a KeyCorp company, since 1995. In 1998, Mr. Summers became an Executive Vice President of KeyCorp, Chairman of Key Capital Partners and a member of the KeyCorp Management Committee, positions he held until 2000. He is a member of the Board of Executives of the New York Stock Exchange. He also serves on the board of Actron Manufacturing Company and Penton Media, Inc. Mr. Summers is a member of the audit, compensation and nominating committees of Penton Media, Inc. He also serves on the advisory board of Molded Fiberglass Companies.

      John P. Wareham has served as a director since 2004. Mr. Wareham currently serves as Beckman Coulter, Inc.’s Chairman and Chief Executive Officer. Mr. Wareham joined Beckman Coulter as its Vice President-Diagnostics Systems Group in 1984. He became the company’s President and Chief Operating Officer in 1993 and was appointed Chief Executive Officer in 1998 and Chairman in 1999. Prior to joining Beckman Coulter, Mr. Wareham was employed by SmithKline & French Laboratories-Worldwide, ultimately becoming the President of Norden Laboratories. Mr. Wareham is a member of the board of STERIS Corporation, AdvaMed, the Manufacturers Alliance/ MAPI, the National Association of Manufacturers and the California Healthcare Institute. He is also on the advisory board of The John Henry Foundation, the Bowers Museum Board of Governors and is a member of the Center for Corporate Innovation, the University of California at Irvine Chief Executive Roundtable and the Advisory Council of the Keck Graduate Institute of Applied Life Sciences.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Corporate Governance and Board Matters

      The business of the company is managed under the direction of the Board of Directors. In June 2003, the board adopted Corporate Governance Guidelines for the company. These Guidelines reflect the company’s commitment to good corporate governance. The full text of the Guidelines will be posted on the Investor Resource Center section of the company’s website at www.greatbatch.com.

      The board has also adopted a Code of Business Conduct and Ethics for all directors, executive officers and employees of the company. The full text of the Code is posted on the Investor Resource Center section of the company’s website.

Board Independence, Meetings and Committees of the Board

      Except for Mr. Voboril, the Board of Directors has determined that all of its members are “independent” in accordance with applicable law and listing standards of the New York Stock Exchange, or the NYSE. The Board of Directors held 6 meetings in 2003. Each director attended at least 75% of the meetings of the board and meetings of the committees of the board on which each director served, except for Mr. Summer and Dr. Miller.

Mr. Summer attended 2 meetings and Dr. Miller did not attend any meetings of the board due to the fact that they were not elected to the board until November and December 2003, respectively. The Board of Directors has standing Audit, Compensation and Organization, Corporate Governance and Nominating and Science and Technology Development Committees. Each committee has a written charter which will be posted on the Investor Resource Center section of the company’s website.

      The Audit Committee consists of Messrs. Sanford (Chair), Rich, Summer, Summers and Wareham. The Audit Committee’s primary purpose is assisting the board in overseeing the (i) integrity of the company’s financial statements, (ii) company’s compliance with legal and regulatory requirements, (iii) company’s independent auditor’s qualifications and independence, (iv) performance of the company’s internal audit function and independent auditor and (v) company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance and ethics that management and the board have established. The Audit Committee had 9 meetings in 2003.

      The Compensation and Organization Committee consists of Messrs. Wendt (Chair), Summer, Summers and Soderberg. The Compensation and Organization Committee’s primary purpose is establishing the company’s executive compensation philosophy that will attract, retain and motivate superior executives and ensure that senior executives of the company and its wholly owned subsidiaries are compensated appropriately in a manner consistent with the compensation philosophy, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies. The Compensation and Organization Committee also administers the company’s 1997 and 1998 stock option plans, the company’s non-employee director stock incentive plan and the company’s 2002 restricted stock plan. The Compensation and Organization Committee had 4 meetings in 2003.

      The Corporate Governance and Nominating Committee consists of Messrs. Soderberg (Chair), Wendt, Dr. Miller and Mrs. Bailey. The Corporate Governance and Nominating Committee identifies qualified individuals to become members of the board, recommends to the board the selection of director nominees, develops and recommends to the board a set of corporate governance principles applicable to the company, evaluates the effectiveness of the board and establishes corporate governance principles. The Corporate Governance and Nominating Committee reviews with the board, on an annual basis, the composition of the board, and whether the company is being well served by the directors taking into account their independence, age, skills, experience and availability for service. The Corporate Governance and Nominating Committee recommends director nominees to the board considering the factors discussed above, provided that no director may sit on the board of, or beneficially own stock in (other than through mutual funds or similar non-discretionary, undirected arrangement), any of the company’s competitors in its principal lines of business. The Corporate Governance and Nominating Committee may, and has sole authority to, retain a search firm to assist in identifying qualified director candidates. The Corporate Governance and Nominating Committee’s policy is to consider director candidates recommended from all sources, including stockholder recommendations, to the extent those candidates will improve the board’s composition based on the factors discussed above. The Corporate Governance and Nominating Committee uses the same process for evaluating candidates for director regardless of the source of the recommendation. Stockholders wishing to submit recommendations for candidates to the board must supply information in writing regarding the candidate to the Corporate Governance and Nominating Committee at the company’s executive offices in Clarence, New York. The information should include, at minimum, the candidate’s name, biographical information, qualifications and availability for service. The Corporate Governance and Nominating Committee had 4 meetings in 2003.

      The Science and Technology Development Committee consists of Dr. Miller (Chair), Mr. Sanford and Mrs. Bailey. The Science and Technology Development Committee periodically examines management’s direction and investment in the company’s research and development, as well as in its technology initiatives and advises the board on scientific matters that include major internal projects, interaction with academic and other outside research organizations and the acquisition of technologies and products. The Science and Technology Development Committee had no meetings in 2003.

Executive Sessions of the Board

      The independent non-management directors, consisting of all current directors except for Mr. Voboril, meet without management at regularly scheduled executive sessions at the conclusion of each regular quarterly board meeting and at such other times as they deem appropriate. Mr. Wendt currently acts as presiding director at all executive sessions and will be succeeded by Mr. Sanford commencing at the Annual Meeting.

Communications with the Board

      Any stockholder who wishes to communicate with board members or with the presiding director may do so electronically by sending an e-mail to Messrs. Wendt or Sanford via the Whistleblower Information page of the Investor Resource Center section of the company’s website found at www.greatbatch.com, or by writing to the following address: Board of Directors, Wilson Greatbatch Technologies, Inc., 9645 Wehrle Drive, Clarence, NY 14031.

Compensation of Directors

      Each director who is not a full-time employee of the company or any of its affiliates is paid a $10,000 annual retainer. Non-employee directors also receive a (i) $3,000 fee for attendance in person at meetings of the Board of Directors and a $l,000 fee if attended telephonically and (ii) $2,000 fee for attendance in person at meetings of a committee of the board and a $1,000 fee if attended telephonically. In the case of a committee chairperson or the presiding director, the fee payable to the non-employee director is $4,000 if attended in person and $2,000 if attended telephonically. In addition, all directors are reimbursed for travel expenses and other out-of-pocket costs incurred by themselves and their spouses in connection with attendance at meetings. Non-employee directors of the company also receive benefits under the company’s non-employee director stock incentive plan. Benefits under the plan are granted as options to purchase shares of the company’s common stock or retainer stock awards. Retainer stock awards are stock awards granted to the director at his or her request in lieu of receiving all or a portion of the annual cash retainer described above. On the effective date of the plan and the date that an individual first becomes a non-employee director, each such director is automatically granted an option to purchase 5,000 shares of the company’s common stock. In addition, the board may, in its discretion, grant additional stock options to non-employee directors from time to time.

EXECUTIVE OFFICERS

      The company’s principal executive officers, and their respective ages and positions as of April 15, 2004, are as follows:

Name	Age	Position

Edward F. Voboril*	61	Chairman of the Board, President and Chief Executive Officer
Lawrence P. Reinhold	44	Executive Vice President and Chief Financial Officer
Larry T. DeAngelo	57	Senior Vice President, Administration and Secretary
Curtis F. Holmes, Ph. D	61	Vice President and Chief Technology Officer
Thomas J. Mazza	50	Vice President and Corporate Controller

*	Mr. Voboril’s biographical information is provided above under “Proposal 1. Election of Directors.”

      Lawrence P. Reinhold has served as the company’s Executive Vice President and Chief Financial Officer since June 2002. During 2001, Mr. Reinhold was Executive Vice President and Chief Financial Officer of Critical Path, Inc. From 1982 to 2000, Mr. Reinhold served in a variety of positions with PricewaterhouseCoopers, most recently as Managing Partner of its Technology, Information/ Communications and Entertainment/ Media Practice in the Midwest region of the United States.

      Larry T. DeAngelo has served as the company’s Senior Vice President, Administration, since December 2000 and as Secretary since July 1997. Mr. DeAngelo also served as Vice President, Administration of the company and the company’s predecessor from November 1991 to December 2000. Prior to joining the company’s predecessor, Mr. DeAngelo was the Director of International Human Resources of Rockwell International Corporation. Mr. DeAngelo is currently a member of the Payment and Health Care Delivery Committee of AdvaMed.

      Curtis F. Holmes, Ph.D. has served as the company’s Vice President and Chief Technology Officer since January 2004. Prior to that, he served as the company’s Group Vice President, Medical Components from March 2003 to January 2004, the company’s Group Vice President, Components and President of the company’s subsidiary, Greatbatch-Hittman, Inc., from May 2001 to March 2003 and as President of Greatbatch-Hittman from January 2000 to May 2001. Dr. Holmes served in a variety of technology and leadership roles in the company and its predecessor from 1980 to 1999.

      Thomas J. Mazza has served as the company’s Vice President and Corporate Controller since November 2003. Prior to joining the company, Mr. Mazza served in a variety of financial roles since 1978 with Foster Wheeler Ltd. including serving as Vice President and Corporate Controller, Principal Accounting Officer, Vice President — Financial Systems and Vice-President — Financial Planning and Analysis.

EXECUTIVE COMPENSATION

      The following table discloses compensation for the company’s 2003, 2002 and 2001 fiscal years received by the company’s Chairman of the Board, President and Chief Executive Officer and by the company’s four most highly compensated executive officers (other than the Chief Executive Officer) who served as such at the close of fiscal year 2003, referred to in this proxy statement as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation

					Awards	Payouts

					Securities
				Other Annual	Underlying	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Options	Payouts(2)	Compensation(3)

Edward F. Voboril	2003	$356,846	$495,000(4)	$—	67,500	—	$14,200
Chairman of the Board,	2002	$351,250	$100,000(5)	$—	83,063	—	$40,200
President and	2001	$335,000	$345,000(6)	$—	15,409	—	$27,105
Chief Executive Officer

Lawrence P. Reinhold (7)	2003	$285,192	$332,100(4)	$141,046	13,500	—	$14,200
Executive Vice President and	2002	$153,365	$45,000(5)	—	82,320	—	$17,631
Chief Financial Officer

Jose E. Almeida (8)	2003	$283,846	$351,700(4)	$103,802	93,000	—	$13,877
Executive Vice President and
Chief Operating Officer

Larry T. DeAngelo	2003	$214,623	$243,600(4)	$—	13,500	—	$14,200
Senior Vice President,	2002	$181,000	$50,000(5)	—	19,337	—	$38,296
Administration and Secretary	2001	$170,000	$85,000(6)	—	5,011	$184,143	$16,229

Curtis F. Holmes, Ph.D.	2003	$219,519	$223,600(4)	$—	13,500	—	$14,200
Vice President and Chief	2002	$201,749	$45,000(5)	$—	19,337	—	$40,200
Technology Officer	2001	$193,866	$85,000(6)	$—	6,625	$192,774	$15,998

(1)	Represents payments made for relocation expenses. No other annual compensation is reported for the Named Executive Officers because perquisites and personal benefits otherwise did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for these officers.

(2)	Represents payments made by the company pursuant to its long term compensation plan, which was terminated in 1997. The final payments under the plan were made in 2001.

(3)	For fiscal year 2003, represents (i) the company’s matching contributions to its 401(k) plan of $4,200 for each of Messrs. Voboril, Reinhold and DeAngelo, $3,877 for Mr. Almeida and $2,478 for Dr. Holmes and (ii) the company’s 2003 defined contribution earnings under the ESOP plan of $10,000 for each of

Messrs. Voboril, Reinhold, Almeida, DeAngelo and Dr. Holmes, which contributions consist of 268 shares of the company’s common stock. Amounts reported in item (ii) were earned in fiscal year 2003 and paid in fiscal year 2004. The stock bonus and money purchase components of the company’s ESOP plan were combined into one stock bonus plan as of December 31, 2002. For fiscal year 2002, represents (i) the company’s matching contributions to its 401(k) plan of $4,200 for Mr. Voboril, $3,067 for Mr. Reinhold, $3,801 for Mr. DeAngelo and $4,200 for Dr. Holmes, (ii) the company’s 2002 cash profit sharing earnings of $3,000 for Mr. Voboril, $2,300 to Mr. Reinhold, $2,715 to Mr. DeAngelo and $3,000 to Dr. Holmes, (iii) the company’s 2002 profit sharing earnings under the stock bonus component of its ESOP plan of $6,000 for Mr. Voboril, $4,601 for Mr. Reinhold, $5,730 for Mr. DeAngelo and $6,000 for Dr. Holmes, which contributions consist of 238, 182, 227 and 238 shares of the company’s common stock, respectively, (iv) the company’s 2002 defined contribution pension earnings under the money purchase component of its ESOP plan of $10,000 for Mr. Voboril, $7,668 for Mr. Reinhold, $9,050 for Mr. DeAngelo and $10,000 for Dr. Holmes, which contributions consist of 396, 304, 358 and 396 shares of the company’s common stock, respectively, (v) the company’s 2001 cash profit sharing payments of $2,839 for each of Messrs. Voboril, DeAngelo and Dr. Holmes, (vi) the company’s 2001 profit sharing contributions under the stock bonus component of its ESOP plan of $5,661 for each of Messrs. Voboril, DeAngelo and Dr. Holmes, which contributions consist of 246 shares of the company’s common stock and (vii) the company’s 2001 defined contribution pension contributions under the money purchase component of its ESOP plan of $8,500 for each of Messrs. Voboril, DeAngelo and Dr. Holmes, which contributions consist of 370 shares of the company’s common stock. Amounts reported in items (ii), (iii) and (iv) were earned in fiscal year 2002 and paid in fiscal year 2003. For fiscal year 2001, represents (i) payments of term life insurance premiums of $9,221 for Mr. Voboril, (ii) the company’s matching contributions to its 401(k) plan of $3,570 for each of Messrs. Voboril and DeAngelo and $1,684 for Dr. Holmes, (iii) the company’s 2000 cash profit sharing payments of $1,938 for Mr. Voboril, $1,714 for Mr. DeAngelo and $1,938 for Dr. Holmes, (iv) the company’s 2000 profit sharing contributions under the stock bonus component of its ESOP plan of $3,876 for Mr. Voboril, $3,428 for Mr. DeAngelo and $3,876 for Dr. Holmes, which contributions consist of 137, 121 and 137 shares of the company’s common stock, respectively, and (v) the company’s 2000 defined contribution pension contributions under the money purchase component of its ESOP plan of $8,500 for Mr. Voboril, $7,517 for Mr. DeAngelo and $8,500 for Dr. Holmes, which contributions consist of 301, 266 and 301 shares of the company’s common stock, respectively.

(4)	Represents amounts earned in fiscal year 2003 which will be or have been paid in fiscal year 2004.

(5)	Represents amounts earned in fiscal year 2002 which were paid in fiscal year 2003.

(6)	Represents amounts earned in fiscal year 2001 which were paid in fiscal year 2002.

(7)	Began employment in June 2002.

(8)	Mr. Almeida’s employment began in January 2003 and terminated effective in April 2004.

Stock Options

      The following table sets forth information concerning stock option grants made to the Named Executive Officers in fiscal year 2003, including the potential realizable value over the 10 year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation are mandated by the rules of the United States Securities and Exchange Commission, or the SEC, and do not represent the company’s estimate of future stock price performance. Actual gains, if any, on stock option exercises will be dependent on the future performance of the company’s common stock.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

		Percentage of			Potential Realizable Value
	Number of	Total			at Assumed Rates of
	Securities	Options			Stock Appreciation Price
	Underlying	Granted in	Exercise		for Option Term
	Options	Fiscal Year	Price	Expiration
Name	Granted	2003	($/sh)	Date	5%	10%

Edward F. Voboril	67,500	19.2%	$35.70	6/30/13	$3,925,229	$6,250,271
Lawrence P. Reinhold	13,500	3.8%	$35.70	6/30/13	$785,046	$1,250,054
Jose E. Almeida	75,000	21.3%	$25.25	2/17/13	$3,084,719	$4,911,900
	18,000	5.1%	$35.70	6/30/13	$1,046,728	$1,666,739
Larry T. DeAngelo	13,500	3.8%	$35.70	6/30/13	$785,046	$1,250,054
Curtis F. Holmes, Ph. D	13,500	3.8%	$35.70	6/30/13	$785,046	$1,250,054

      The following table sets forth information concerning the number of shares and the value of options outstanding as of January 2, 2004, for each Named Executive Officer. The values of in-the-money options have been calculated on the basis of a valuation of $42.85 per share, the closing price per share of the company’s common stock on the NYSE on January 2, 2004, less the applicable exercise price.

OPTION EXERCISES AND YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
	Number of		Underlying Unexercised		In-the-Money Options
	Shares		Options at January 2, 2004		at January 2, 2004
	Acquired	Value
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Edward F. Voboril	10,000	310,500	232,998	75,054	$6,102,407	$869,520
Lawrence P. Reinhold	5,000	89,500	37,680	53,140	$655,226	$899,326
Jose E. Almeida	—	—	24,300	68,700	$364,980	$1,083,720
Larry T. DeAngelo	—	—	75,528	15,446	$2,241,170	$176,195
Curtis F. Holmes, Ph.D.	—	—	81,631	15,446	$2,413,192	$176,195

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information regarding the company’s equity compensation plans as of January 2, 2004.

	(a)	(b)	(c)

Number of securities
	to be issued upon	Weighted-average	Number of securities
	exercise of	exercise price of	remaining available
	outstanding options,	outstanding options,	for future issuance
	warrants and rights	warrants and	under equity
	or upon vesting of	rights; Weighted-	compensation plans
	shares granted	average share price	(excluding securities
	under restricted	of restricted stock	reflected in
Plan Category	stock plan	shares granted	column (a))

Equity compensation plans approved by security holders (1)	1,142,900	$22.18	472,211
Equity compensation plans approved by security holders (2)	36,900	$35.56	149,600
Equity compensation plans not approved by security holders	—	—	—

Total	1,179,800	$22.60	621,811

(1)	Consists of the company’s 1997 stock option plan, 1998 stock option plan and non-employee director stock incentive plan, pursuant to which options to purchase shares of the company’s common stock are outstanding and may be granted in the future.

(2)	Consists of the company’s 2002 restricted stock plan, pursuant to which shares of the company’s common stock have been awarded and may be awarded in the future.

Employment Agreements

      On July 9, 1997, the company entered into an employment agreement with Mr. Voboril, the company’s Chairman of the Board, President and Chief Executive Officer. This agreement expired on June 30, 2001 but automatically extends for additional one-year periods until the company or Mr. Voboril gives notice to terminate not less than twelve months prior to the proposed termination date. The company currently pays Mr. Voboril $430,000 annually. The Compensation and Organization Committee and the Board of Directors has the right to increase Mr. Voboril’s salary. Under this agreement, Mr. Voboril is entitled to receive a bonus equal to 100% of his current base salary if the company achieves financial targets set by the Board of Directors and reflected in the company’s annual budget.

      If the company terminates Mr. Voboril’s employment “without cause” or if Mr. Voboril terminates his employment for “good reason,” as such terms are defined in the agreement, the company has agreed to pay to Mr. Voboril the greater of $285,000 or his current annual base salary and a bonus for the year of termination equal to a percentage of his base salary. If the company terminates his employment without cause within six months before, or twelve months after, a “change of control” of the company, as that term is defined in the agreement, the company will pay Mr. Voboril an amount equal to his current annual salary and a bonus equal to 100% of his current base salary. In addition, all performance stock options held by Mr. Voboril will automatically vest and he will have the right to exercise all unexercised options.

      If the company terminates Mr. Voboril’s employment for “cause,” as that term is defined in the agreement, or if Mr. Voboril terminates his employment without good reason, the company will pay him his accrued base salary and other compensation that has accrued as of the termination date. However, the company will not pay Mr. Voboril an annual bonus if the company terminates his employment with cause, and any stock options granted to Mr. Voboril that have not vested will be forfeited and canceled. If the company terminates Mr. Voboril’s employment for cause, the company may, at its election, purchase all of his shares and vested stock options at the lesser of the shares’ cost or fair market value. So long as Mr. Voboril’s employment is not terminated without cause, he has agreed not to solicit any of the company’s employees or to compete, directly or indirectly, with the company during his employment and for two years after his employment ends.

      Mr. Reinhold accepted employment with the company pursuant to the terms of an offer of employment letter, dated May 29, 2002, as amended. Mr. Reinhold currently receives an annual salary of $325,000, and is entitled to one year of severance payments if his employment is involuntarily terminated by the company or voluntarily terminated by him for “good reason,” as that term is defined in the change of control agreement between the company and Mr. Reinhold, excluding those provisions of the definition requiring a change of control event. The terms of this change of control agreement are described under the heading “Change of Control Agreements” in this proxy statement.

      Mr. DeAngelo currently receives an annual salary of $240,000 and is entitled to receive one year of severance payments if his employment is involuntarily terminated by the company or voluntarily terminated by him for “good reason,” as that term is defined in the change of control agreement between the company and Mr. DeAngelo, excluding those provisions of the definition requiring a change of control event. The terms of this change of control agreement are described under the heading “Change of Control Agreements” in this proxy statement.

      The company has not entered into employment agreements with its other Named Executive Officers.

Change of Control Agreements

      The company has entered into change of control agreements with Messrs. Voboril, Reinhold, DeAngelo, Mazza, Dr. Holmes and certain other officers of the company. These agreements provide for the continued employment of the executive for a period of two years following a “change of control” of the company, as that term is defined in the agreement. During this two-year period, the executive would continue to be employed and compensated commensurate with his or her position and compensation prior to the change of control. The agreement terminates (i) upon the executive’s death or disability, (ii) for “cause” or (iii) by election of the executive for “good reason,” as such terms are defined in the agreement.

      If the company terminates the agreement other than for death, disability or cause, or the executive terminates the agreement for good reason after a change of control, then the executive will be paid an amount equal to (i) two times his or her highest annual salary for the three-year period prior to the date of termination, (ii) the average annualized bonus paid to the executive during the three year period prior to the date of termination, (iii) two times the company’s total contributions to the company’s retirement plan with respect to the executive for the year preceding the termination, (iv) that portion, if any, of the company’s contribution to the executive’s 401(k), savings or other similar individual account plan that is not vested as of the date of termination, plus an amount that, when added to this unvested contribution, would be sufficient after applicable taxes to enable the executive to net an amount equal to this unvested contribution and (v) $25,000 for outplacement services utilized by the executive. Moreover, all unvested stock options, stock appreciation rights and restricted stock held by the executive pursuant to any company stock plan, will immediately become fully vested and exercisable. The executive and his or her family are also entitled to continued coverage under the company’s medical and other benefits plans for a period of two years on the same terms upon which such coverage was provided prior to such termination. The company will also make any additional tax gross-up payment to the executive as may be necessary to reimburse the executive for any federal or state excise tax liability with respect to any severance payment, other benefit or tax gross-up payment made under the change of control agreement.

Stock Option Plans

      The company has two stock option plans that provide for the issuance of nonqualified and incentive stock options to its key employees and key employees of its subsidiaries. The terms of the company’s 1997 stock option plan and 1998 stock option plan are substantially the same and both plans are administered by the company’s Compensation and Organization Committee. The 1997 stock option plan authorizes the issuance of options to acquire up to 480,000 shares of common stock and the 1998 stock option plan authorizes the issuance of options to acquire up to 1,220,000 shares of common stock. Options granted under the 1997 and 1998 stock option plans generally vest over a three-to- five-year period and the vesting period can be accelerated depending upon the achievement by the company of performance standards, including earnings targets. Options expire ten years from the date of the grant. Options are granted with exercise prices equal to the fair market value of the common stock on the date of the grant. Options generally are non-transferable, other than by will or the laws of descent and distribution and are exercisable only by the grantee while the grantee is alive. Both of the stock option plans contain a change of control provision. If a change of control of the company occurs, at the discretion of the company’s Compensation and Organization Committee, each option granted under the stock option plans may be terminated. If this occurs, the company must pay each optionholder an amount equal to the difference between the fair market value of each share and the exercise price per share. This amount would be payable upon the closing of a transaction that results in a change of control.

      The company has a non-employee director stock incentive plan which has been approved by the company’s stockholders and provides for the issuance of non-qualified stock options to non-employee directors to purchase up to 100,000 shares of the company’s common stock from its treasury, subject to the terms of the plan. The Compensation and Organization Committee administers the plan. Options granted under the plan become exercisable in three equal annual installments beginning on the first December 31, which is at least six months after the date of grant, and on the two succeeding occurrences of December 31, provided that the individual continues to serve as a non-employee director of the company on each such date. Each stock option terminates on the tenth anniversary of the date of grant unless earlier terminated pursuant to the terms of the plan. The plan contains a change of control provision under which, upon the occurrence of a change of control in the company, each stock option may, at the discretion of the board, be terminated within a specific number of days after notice to the holder of the stock option and each such holder will receive, in respect of each share of common stock for which the stock option then is exercisable, an amount equal to the excess of the then fair market value of such share of common stock over the exercise price per share payable in the same consideration received by the stockholders of the company upon the closing of the transaction that results in the change of control.

Restricted Stock Plan

      The company has a 2002 restricted stock plan which has been approved by the company’s stockholders and provides for the granting of stock awards to the company’s employees. The Compensation and Organization Committee administers the plan. The number of shares that are reserved and may be issued under the plan cannot exceed 200,000. Restricted stock awards are either time-vested or performance-vested based on the terms of the individual award agreement. Time-vested restricted stock vests 50% on the first anniversary of the date of the award and 50% on the second anniversary of the date of the award. Performance-vested restricted stock vests upon the achievement of certain annual diluted earnings per share targets by the company or the seventh anniversary date of the award.

Incentive Compensation Plans

      The company maintains a cash based key management incentive plan that includes a number of key management employees who receive annual incentive compensation based upon targeted financial performance goals and the achievement of these goals by the company. The range of these incentives varies depending upon the level of the manager and his or her ability to impact the company’s performance, as well as the level of achievement of those financial goals by the company.

Employee Stock Ownership Plan

      The company sponsors an employee stock ownership plan, or ESOP, and related trust as a long-term benefit for substantially all of the company’s employees, including the company’s executive officers. The defined contribution pension plan’s annual contribution equals 5% of each employee’s compensation. Contributions to the ESOP are in the form of the company’s common stock.

Compensation and Organization Committee Interlocks and Insider Participation

      In fiscal year 2003, Messrs. Wendt, Summer, Summers and Soderberg served on the Compensation and Organization Committee. No person who served as a member of the Compensation and Organization Committee during fiscal year 2003 was (i) an officer or employee of the company or any of its subsidiaries during such fiscal year (ii) formerly an officer of the company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the company under Item 404 of Regulation S-K under the Securities Act of 1933.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

      Overview. The Compensation and Organization Committee is comprised solely of directors who are not current or former employees of the company. The Compensation and Organization Committee consists of Messrs. Wendt, Summer, Summers and Soderberg. The Compensation and Organization Committee is responsible for establishing the compensation policies and administering the compensation programs for the company’s executive officers.

      Compensation and Organization Committee Objectives. The primary purpose of the Compensation and Organization Committee is to establish the company’s executive and director compensation philosophy that will attract, retain and motivate superior executives and ensure that senior executives and directors of the company and its wholly-owned subsidiaries are compensated appropriately in a manner consistent with the compensation philosophy, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies. In addition, the Compensation and Organization Committee is responsible for oversight and review of the reporting relationships of the senior executive staff, the quality of the executive team and the process of succession planning and management development within the company.

      The executive compensation program is generally composed of base salary, discretionary performance bonus, and long-term incentives in the form of stock options and restricted stock awards. The compensation program also includes various benefits, including a deferred compensation program for some executives, as well as health insurance plans and programs, pension plans, that are also available to all of the company’s full-time associates.

      Base Salary. The Compensation and Organization Committee annually reviews and approves the base salaries of executive officers, taking into consideration individual performance, retention, the level of responsibility, the scope and complexity of the position, and competitive practices.

      Incentive Compensation. The company maintains a cash based key management incentive plan that includes a number of key company managers who receive annual incentive compensation based upon targeted financial performance goals and the achievement of these goals by the company. The range of these incentives varies depending upon the level of the manager and his/her ability to impact the company’s performance, as well as the level of achievement of those financial goals by the company.

      Stock Plans. The company has several stock option grant programs including company performance based vesting and long-term incentive plan vesting. The company also has a restricted stock plan for some executives that is also based on company performance vesting. These stock-option programs are used as both a recruiting tool for key managers, as well as a retention tool for executive officers. Performance-based options are tied to the company’s financial performance goals and the achievement of those goals by the company. Long term incentive plan options are tied to executive officer retention periods with the company.

      Compensation of the Chairman of the Board, President and Chief Executive Officer. Compensation of the company’s Chairman of the Board, President and Chief Executive Officer, Edward F. Voboril, is determined pursuant to his employment agreement. Under the employment agreement, the company currently pays Mr. Voboril $430,000 annually. The Compensation and Organization Committee and the Board of Directors have the right to increase his salary. Under the employment agreement, Mr. Voboril is entitled to a bonus equal to 100% of his current base salary if the company achieves financial targets set by the Board of Directors and reflected in the company’s annual budget. In determining the level of base salary and bonus to be paid to Mr. Voboril in 2003, the Compensation and Organization Committee considered both the value of Mr. Voboril to the company and pay practices for comparable performance in the industry. For 2003, Mr. Voboril’s base salary was increased to $380,000 from $355,000. Mr. Voboril earned total bonuses in 2003 of $495,000 which were paid in 2004. The bonus is attributable to the company’s achieving financial targets set by the Board of Directors and reflected in the company’s annual budget during 2003 and Mr. Voboril’s integral role in bringing about these results.

Respectfully submitted,

Henry Wendt, Chair
William B. Summers, Jr.
Thomas S. Summer
Peter H. Soderberg
Members of the Compensation and Organization Committee

AUDIT COMMITTEE REPORT

      The Audit Committee currently consists of Messrs. Rich, Sanford, Summer, Summers and Wareham, each of whom the Board of Directors has determined is “independent” in accordance with applicable law and the listing standards of the New York Stock Exchange and qualifies as an “audit committee financial expert” under applicable rules of the Securities and Exchange Commission. The Audit Committee functions pursuant to a written charter, a copy of which will be posted on the company’s website at www.greatbatch.com.

      The Audit Committee reviewed and discussed the information contained in the 2003 first, second, third and fourth quarter earnings announcements with management of the company and independent auditors prior to public release. They also reviewed and discussed the information contained in the 2003 first, second and third quarters’ Forms 10-Q and full year 10-K with management of the company and independent auditors prior to filing with the Securities and Exchange Commission. In addition, the Audit Committee met regularly with management, internal auditors and independent auditors on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.

      In connection with the company’s fiscal 2003 consolidated financial statements, the Audit Committee has:

•	reviewed and discussed with management the company’s audited consolidated financial statements as of and for fiscal 2003;

•	discussed with the company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with the Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants; and

•	received and reviewed the written disclosures and the letter from the company’s independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements referred to above be included in the company’s Annual Report on Form 10-K for fiscal 2003.

Respectfully submitted,

Bill R. Sanford, Chair
Robert E. Rich, Jr.
Thomas S. Summer
William B. Summers, Jr.
John P. Wareham
Members of the Audit Committee

AUDIT FEES

      The following table sets forth the aggregate fees billed by the company’s independent accountants, Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu and their respective affiliates, or collectively, Deloitte, for services provided to the company during fiscal years 2003 and 2002:

	2003	2002

Audit Fees	$210,700	$206,100
Audit-Related Fees (a)	40,200	71,400

Total Audit and Audit-Related Fees	250,900	277,500
Tax Fees (b)	290,100	253,400
All Other Fees (c)	—	63,800

Total Fees (d)	$541,000	$594,700

(a)	Includes assistance with public filing documents, audit research, pension plan audits and acquisition due diligence services.

(b)	Includes fees for tax compliance, state and federal tax planning projects, tax research and tax audits.

(c)	Includes fees for a purchase price allocation in 2002.

(d)	Audit Committee pre-approval of services included in items (a), (b) and (c) was conducted in 2003 and was not required in 2002.

      None of the services described above was approved by the Audit Committee under the de minimis exception provided under Securities and Exchange Commission Regulation S-X, Rule 2-01(c)(7)(i)(c).

Audit Committee Pre-Approval Policy on Audit and Non-Audit Services

      As described in the Charter of the Audit Committee (Section III.10), the Audit Committee must review and pre-approve both audit and non-audit services to be provided by the company’s independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the audit committee at its next regularly scheduled meeting. Approval of non-audit services will be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

PERFORMANCE GRAPH

      The following graph compares for the thirty-nine month period ended January 2, 2004, the cumulative total stockholder return for the company, the Russell 2000 Index, and the Coredata Group Index, an index of over 100 medical instruments and supply companies. The graph assumes that $100 was invested on September 29, 2000 in the common stock of the company, the Russell 2000 Index and the Coredata Group Index, and assumes reinvestment of dividends. The stock price performance shown on the following graph is not necessarily indicative of future price performance.

	9/29/00	12/29/00	12/29/01	1/3/03	1/2/04

Wilson Greatbatch Technologies, Inc.	100	123.50	159.61	125.46	187.32

Coredata Group Index	100	96.64	110.49	91.52	134.12

Russell 2000 Index	100	92.73	93.68	73.46	106.80

RELATED PARTY TRANSACTIONS

      The company procured research services of approximately $189,000 from a private business during fiscal 2003. Mr. Sanford is an indirect shareholder and Chairman of the Board of this private business. The company invested approximately $1 million in BIOMEC, Inc. during 2001, which represents approximately 2% of the outstanding shares. BIOMEC, Inc. is a small business researcher, developer and manufacturer of advanced medical devices. Mr. Sanford is an indirect shareholder and non-executive Vice Chairman of BIOMEC, Inc.

REQUIREMENTS FOR REPORTING SECURITIES OWNERSHIP

      Section 16(a) of the Exchange Act requires the company’s executive officers and directors, and persons who own more than ten percent of a registered class of the company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file. To the company’s knowledge, based solely upon its review of copies of such forms furnished to it, or written

20

representations from reporting persons that no such forms were required for those persons, the company believes that during fiscal year 2003 all filing requirements applicable to executive officers, directors and greater than ten-percent beneficial owners were complied with, except that Mr. Wendt filed a late Form 4 reporting an acquisition of shares from a partnership dissolution.

PROPOSALS OF STOCKHOLDERS

      Any stockholder who intends to present a proposal intended to be considered for inclusion in the proxy statement for presentation at the company’s 2005 Annual Meeting of Stockholders must submit such proposal so that the company receives it by December 29, 2004. The proposal should be submitted to the company’s offices in Clarence, New York by certified mail, return receipt requested, and should be directed to the Secretary of the company. In addition, the company’s by-laws require that notice of any business proposed by a stockholder to be brought before an annual meeting, whether or not proposed for inclusion in the company’s proxy statement, must be received by the Secretary of the company not later than 90 days in advance of the anniversary date of the prior year’s annual meeting, which for business proposed for the 2005 Annual Meeting is February 24, 2005.

OTHER MATTERS

      Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

      A copy of the company’s Annual Report on Form 10-K for fiscal year 2003 may be obtained without charge by any stockholder of record by written request made to Anthony Borowicz, Treasurer and Director of Investor Relations, Wilson Greatbatch Technologies, Inc., 9645 Wehrle Drive, Clarence, New York 14031.

By Order of the Board of Directors,

LARRY T. DeANGELO
Senior Vice President,
Administration and Secretary

Clarence, New York
April 28, 2004

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PROXY	PROXY

WILSON GREATBATCH TECHNOLOGIES, INC.

9645 WEHRLE DRIVE
CLARENCE, NEW YORK 14031

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
STOCKHOLDERS ON MAY 25, 2004.

     The undersigned hereby appoints Edward F. Voboril and Larry T. DeAngelo, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Wilson Greatbatch Technologies, Inc. to be held at Samuel’s Grande Manor, 8750 Main Street, Williamsville, New York 14221, on May 25, 2004, and at any adjournments, upon matters described in the proxy statement furnished with this proxy card and all other subjects that may properly come before the meeting.

     IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT FURNISHED WITH THIS PROXY CARD, AND AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

     If you have a beneficial interest in shares allocated to your account under the Wilson Greatbatch Technologies, Inc. Equity Plus Plan — Stock Bonus Plan, then this card also constitutes your voting instructions to the trustee of this plan. If you do not submit a proxy or otherwise provide voting instructions, or if you do not attend the annual meeting and vote by ballot, the trustee of this plan will vote the shares in the same manner and in the same proportion as the shares for which voting instructions are received, except that the trustee, in the exercise of the trustee’s fiduciary duties, may determine that the trustee must vote the shares in some other manner. If you plan to attend the meeting, please check the appropriate box on your proxy card, return the proxy card and refer to the map included below containing directions to Samuel’s Grande Manor.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

[MAP TO SAMUEL’S GRANDE MANOR]

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS	Please Mark Here [ ]
INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	for Address Change or Comments
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1

FOR
		the nominees	WITHHOLD
		listed at right	AUTHORITY
		(except as	to vote for the
		marked to the	nominees
		contrary)	listed at right
1.	ELECTION OF DIRECTORS	[ ]	[ ]
(To withhold authority to vote for any individual nominee write his or her name in the space below):

2.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments.

Nominees:
01 Edward F. Voboril
02 Pamela G. Bailey
03 Joseph A. Miller, Jr.
04 Bill R. Sanford
05 Peter H. Soderberg
06 Thomas S. Summer
07 William B. Summers, Jr.
08 John P. Wareham

I PLAN TO ATTEND THE ANNUAL
MEETING            [ ]

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone
http://www.eproxy.com/gb		1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.